Exhibit 1
EXECUTION VERSION
PALL CORPORATION
(a New York corporation)
$375,000,000 5.00% Senior Notes due 2020
TERMS AGREEMENT
Date: June 15, 2010
TO: PALL CORPORATION
25 Harbor Park Drive
Port Washington, New York 11050
Attention: General Counsel
     Each Underwriter severally agrees, subject to the terms and provisions contained in the form of underwriting agreement attached as Exhibit 1 hereto (the “Agreement”), which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of 5.00% Senior Notes due 2020 (the “Notes”) to be issued by the Company set forth opposite its name in the table below. General terms applicable to the transactions contemplated in this Agreement are set forth in Schedule I hereto. A description of the final terms of the Notes subject to this Agreement are set forth in Schedule II hereto. Capitalized terms not otherwise defined shall have the same meaning as given in the Agreement.

Name	Principal Amount of Notes
Banc of America Securities LLC	$140,625,000
J.P. Morgan Securities Inc.	$110,625,000
HSBC Securities (USA), Inc.	$37,500,000
Wells Fargo Securities, LLC	$37,500,000
Daiwa Capital Markets America Inc.	$15,000,000
Mitsubishi UFJ Securities (USA), Inc.	$15,000,000
ANZ Securities, Inc.	$3,750,000
Banca IMI S.p.A.	$3,750,000
BNP Paribas Securities Corp.	$3,750,000
Commerz Markets LLC	$3,750,000
ING Financial Markets LLC	$3,750,000

Total	$375,000,000

[Signature Page to Follow]

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BANC OF AMERICA SECURITIES LLC
By	/s/ Douglas A. Muller
	Name:	Douglas A. Muller
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.
By	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

Acting on behalf of themselves and the other named Underwriters listed in Schedule I hereto.
Accepted:

PALL CORPORATION
By	/s/ Lisa McDermott
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and Treasurer

Schedule I to the Terms Agreement
GENERAL TERMS
Representatives: Banc of America Securities LLC; J.P. Morgan Securities Inc.
Underwriters: Banc of America Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, HSBC Securities (USA), Inc., Mitsubishi UFJ Securities (USA), Inc., Daiwa Capital Markets America Inc., BNP Paribas Securities Corp., ING Financial Markets LLC, Commerz Markets LLC, Banca IMI S.p.A. and ANZ Securities, Inc.
Counsel for Underwriters and Address: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017
Trustee: The Bank of New York Mellon
Applicable Time: 3:15 p.m. New York City time on June 15, 2010
Closing Date and Time: June 18, 2010 at 10:00 a.m., New York City time
Closing Location: The offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017
Address for Notices to the Underwriters:
Banc of America Securities LLC
One Bryant Park
New York, NY 10036
Attention: High Grade Debt Capital Markets Transaction Management/Legal
Fax: (212) 901-7881
High Grade Syndicate Desk
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, NY 10179
Attention: High Grade Syndicate Desk
Fax: (212) 834-6081
*       *       *
Term Sheet: The Company will prepare and file a final term sheet relating to the Notes as contemplated in Section 5(b) of the Agreement.
Disclosure Package:
(i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Effective Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) of the Agreement and (v) any other Free

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Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
Indenture:
The indenture, dated as of June 15, 2010, between the Company and the Trustee, together with the Officer’s Certificate, dated as of June 18, 2010, pursuant to such Indenture, with respect to the Debt Securities (the “Indenture”).
Indemnity:
For purposes of Section 8 of the Agreement, the following statements in the Disclosure Package and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus:
(i) the list of Underwriters and their respective participation in the sale of the Securities set forth in the table in the first paragraph;
(ii) the sentences related to concessions and reallowances set forth in the third paragraph; and
(iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids set forth in the eighth paragraph;
in each case appearing under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus.
Representations and Warranties:
The following statements in the Disclosure Package and the Final Prospectus are the ones to which Section 1(h) of the Agreement applies:
The statements under the headings “Description of the Notes”, “Description of Debt Securities” and “Certain United States Federal Tax Considerations.”
Clear Market:
For purposes of Section 1(j) of the Agreement, the following provision applies:
During the period from the date of the Terms Agreement through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

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Schedule II to the Terms Agreement
DEBT SECURITIES
Title of Debt Securities: 5.00% Senior Notes due 2020
CUSIP/ISIN: 696429 AC3 / US696429AC38
Principal amount to be issued: $375,000,000
Interest rate: 5.00% per annum
Interest payment dates: June 15 and December 15 of each year, beginning on December 15, 2010
Date of maturity: June 15, 2020
Redemption provisions:
We may redeem the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:
• 100% of the principal amount of the notes being redeemed; or
• the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in this prospectus supplement) plus 30 basis points.
We will also pay the accrued and unpaid interest on the principal amount being redeemed to the date of redemption.
Sinking fund requirements: None
Ranking: The notes will be our senior unsecured indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Underwriting discount: 0.650%.
Public offering price: 99.465%, plus accrued interest, if any, from June 18, 2010.
Proceeds net of aggregate
     underwriting discount: $370,556,250

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Schedule III to the Terms Agreement
Schedule of Free Writing Prospectuses included in the Disclosure Package
a. Issuer Free Writing Prospectuses
•	Final Term Sheet dated June 15, 2010
b. Free Writing Prospectuses
•	None

EXHIBIT 1
PALL CORPORATION
(a New York corporation)
Debt Securities
UNDERWRITING AGREEMENT
To the Underwriters
      named in the applicable
      Terms Agreement
      supplemental hereto
Ladies and Gentlemen:
          In accordance with the authorization granted by the Board of Directors, or a committee thereof, of Pall Corporation (the “Company”), the Company proposes to sell from time to time, pursuant to the automatic shelf registration statement filed by the Company on Form S-3, in domestic or such foreign currencies or units of two or more currencies as the Company shall designate at the time of offering, an indeterminate aggregate principal amount of convertible or non-convertible debt securities identified in the Terms Agreement (as defined below) (the “Debt Securities” or “Securities”). Each issue of the Securities shall have such terms set forth in the applicable Terms Agreement.
          Whenever the Company determines to make an offering of Securities through one or more investment banking firms, it will enter into a terms agreement with such firm or firms providing for the sale of such Securities to, and the purchase and offering thereof by, such firm or firms. The Terms Agreement shall be substantially in the form of Exhibit A hereto and shall specify such applicable information relating to the Securities or the Company as is indicated in such Exhibit. The Terms Agreement will incorporate by reference the provisions of this Agreement. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities. Unless the context otherwise requires, as used hereinafter (a) the term “Agreement” shall refer to this Underwriting Agreement and to the Terms Agreement supplemental hereto with respect to the offering of specific Securities as executed by or on behalf of the Company and by or on behalf of the Underwriter or Underwriters which are parties thereto; (b) the term “Terms Agreement” shall refer to the Terms Agreement applicable to a specific offering of Securities; (c) the term “Underwriter” or “Underwriters” shall refer to the one or more investment banking firms, respectively, which are parties to the applicable Terms Agreement; and (d) “Representatives,” “you” or “your” shall refer to any manager or co-managers of an underwriting syndicate so specified in the applicable Terms Agreement, or, if none is or are so named, to the Underwriter or Underwriters.

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          Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Time of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Time of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein, but not otherwise defined elsewhere, are defined in Section 19 hereof.
          1. Representations and Warranties. The Company represents and warrants to each Underwriter as follows:
          (a) At the time the Registration Statement initially became effective, at the time of each amendment to the Registration Statement, at the Effective Time relating to the Securities, and on the Closing Date (as defined below), the Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale from time to time of the Securities. Such Registration Statement became effective upon filing pursuant to Rule 462(e) under the Act. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall comply in all material respects with the applicable requirements of the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Effective Time or, to the extent not completed at the Effective Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Effective Time, will be included or made therein. The Registration Statement, at the Effective Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years before the Effective Time relating to the Securities.
          (b) At the time the Registration Statement initially became effective, at the time of each amendment to the Registration Statement, at the Effective Time relating to the Securities, and on the Closing Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act, the Exchange Act, and the Trust Indenture Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus complied and will comply in all material respects with the applicable requirements of the Act,

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the Exchange Act, and the Trust Indenture Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in the Terms Agreement for purposes of Section 8 hereof.
          (c) As of the Applicable Time, (i) the Disclosure Package, (ii) any electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any Issuer Free Writing Prospectus, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with information in writing furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in the Terms Agreement for purposes of Section 8 hereof.
          (d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act and (ii) as of the Effective Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is a “well-known seasoned issuer”, as defined in Rule 405, including not having been and not being an “ineligible issuer”, as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.
          (e) Each Issuer Free Writing Prospectus and, if applicable, the final term sheet prepared and filed pursuant to Section 5(b) hereof, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives, did not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or

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would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives, and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the financial condition, earnings, business, properties or results of operations (“Material Adverse Effect”) of the Company and its subsidiaries, taken as a whole; the Company’s authorized share capital is as set forth in the Disclosure Package and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.
          (g) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 (individually, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
          (h) The statements in the Disclosure Package and the Final Prospectus so indicated in the Terms Agreement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
          (i) The Terms Agreement has been duly authorized, executed and delivered by the Company.
          (j) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company on the Closing Date, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer,

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reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (k) The Securities have been duly authorized and, on the Closing Date, the Securities will have been duly executed by the Company and, when authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement, will be the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (l) Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter or Representative for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.
          (m) Except as disclosed in the Disclosure Package, no holders of securities of the Company have rights to registration of such securities under the Registration Statement.
          (n) No consent, approval, authorization, waiver or order of, or filing with, any lessor, governmental agency or body or any court or other entity is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Securities, except (i) such as have been obtained and made under the Act and such as may be required under securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters; and (ii) if applicable, the listing of the Securities on a securities exchange or the admission to trading of the Securities on a quotation system.
          (o) The execution, delivery and performance by the Company of this Agreement and the Indenture, and the issuance and sale of the Securities, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any law or statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of its or their respective properties, (ii) any agreement, mortgage, lease, instrument or arrangement to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, (iii) any governmental franchise, license or permit heretofore issued to the Company or any of its Subsidiaries, or (iv) the charter or by-laws of the Company or any such Subsidiary, except in the case of (i), (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
          (p) Except as disclosed in the Disclosure Package, the Company and its Subsidiaries have good and marketable title to all properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it.

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          (q) The Company and its Subsidiaries possess all material certificates, licenses, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
          (r) Except as disclosed in the Disclosure Package, no labor dispute with the employees of the Company or its Subsidiaries exists or in any case, to the knowledge of the Company, is imminent that might have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
          (s) Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter or by-laws; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, its Subsidiaries or any of their respective properties, except, in the case of (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
          (t) Except as disclosed in the Disclosure Package, there is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
          (u) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Base Prospectus and the Registration Statement present fairly the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
          (v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

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          (w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (z) If specified in the Terms Agreement, the Offered Securities have been approved for listing on the stock exchange or admitted to trading on the quotation system indicated in the Terms Agreement, subject to notice of issuance.
          (aa) Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, earnings, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity.

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          (bb) Except as disclosed in the Disclosure Package, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Disclosure Package to be conducted. Except as disclosed in the Disclosure Package, there is no material infringement by third parties of any of the Company’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except as would not, individually or in the aggregate, have a Material Adverse Effect.
          (cc) Except as disclosed in the Disclosure Package, (i) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of each of (i) and (ii) above for any failure to pay taxes or file tax returns or for any deficiency that (1) would not reasonably be expected to have a Material Adverse Effect and (2) would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture or the Securities.
          (dd) Except as disclosed in the Disclosure Package, (i) the Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply with, or failure to receive required permits, licenses or approvals, or cost or liability as would not, individually or in the aggregate, have a Material Adverse Effect and (iii) (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning

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hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
          (ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.
          2. Purchase and Sale. The several commitments of the Underwriters to purchase Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.
          3. Delivery and Payment. Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at such place as shall be set forth in the Terms Agreement (which, in the case of Securities in bearer form, shall be at a place located outside of the United States), at 10:00 A.M., New York City time, on the third Business Day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the Terms Agreement or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the “Closing Date”). Payment shall be made to the Company by wire transfer in immediately available funds to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them (unless such Securities are issuable only in the form of a single global Security registered in the name of a depositary or a nominee of a depositary, in which event the Underwriters’ interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Such Securities shall be in such denominations and registered in such names as you may request in writing at least two Business Days prior to the Closing Date. Such Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first Business Day prior to the Closing Date.
          4. Offering by Underwriters. It is understood that several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Covenants of the Company. The Company covenants with the several Underwriters as follows:

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          (a) The Company, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (b) If so indicated in the Terms Agreement, to prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, substantially in the form provided to the Company by you on or prior to the date hereof, which shall be reasonably acceptable to the Company and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
          (c) If, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company promptly will (i) notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
          (d) If, during the period when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may

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be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus, and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
          (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 (other than any such earnings statement available via the Commission’s EDGAR database).
          (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
          (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
          (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than, if applicable, a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall

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be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III to the Terms Agreement and any electronic road show; provided further that each of the Underwriters may, if applicable, use one or more term sheets relating to the Securities containing customary information, not inconsistent with the form of the final term sheet prepared and filed pursuant to Section 5(b) hereof, without the prior consent of the Company. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (i) The Company, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.
          (j) If so indicated in the Terms Agreement, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt or equity securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, except as set forth in the Terms Agreement and until after the expiration of the restricted period set forth in the Terms Agreement.
          (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky

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memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and, if applicable, the listing of the Securities on a securities exchange or admission to trading of the Securities on a quotation system; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
          (m) The Company agrees to use the net proceeds received by it from its sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds.”
          6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Effective Time and the Closing Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:
          (a) The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); if applicable, the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (b) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative comfort letters, each dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-1 and Exhibit B-2 hereto.
          (c) The Company shall have requested and caused its General Counsel to have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B-3 hereto.
          (d) The Representatives shall have received from counsel for the Underwriters set forth in the Terms Agreement such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the

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Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board of Directors or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and the Indenture and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect upon the financial condition, earnings, business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
          (f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, on or prior to the date of the Terms Agreement and on the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date of delivery thereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
          (g) Subsequent to the date of the Terms Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment

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thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change affecting the financial condition, earnings, business, properties or results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.
          (h) Subsequent to date of the Terms Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Underwriters, at the address set forth in the Terms Agreement, on the Closing Date.
          7. Payment of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

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          8. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or, if applicable, the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.
          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the Disclosure Package and the Final Prospectus so indicated in the Terms Agreement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s

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expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel and local counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party, in writing, to employ separate counsel at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the

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immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in the Terms Agreement bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

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          10. Termination. This Agreement shall be subject to termination in the judgment of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices sent to the Underwriters shall be directed to you at the address indicated in the Terms Agreement; notices sent to the Company shall be directed to it at 25 Harbor Park Drive, Port Washington, New York 11050, Attention: General Counsel, Telephone: (516) 484-3600, Facsimile: (516) 801-9780.
          13. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
          14. Integration. This Agreement, including the Terms Agreements, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

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          15. Governing Law. This Agreement, including the Terms Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.
          16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, each Terms Agreement or the transactions contemplated hereby.
          17. Counterparts. Each Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          19. Definitions. In addition to the terms defined elsewhere in this Agreement, the terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Applicable Time” means the time and date so stated in the Terms Agreement.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall have the meaning provided in Schedule I to the Terms Agreement.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale of the Securities.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Effective Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

1-20

     “Indenture” shall have the meaning provided in Schedule I to the Terms Agreement.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the automatic shelf registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at each Effective Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436(g)” and “Rule 462” refer to such rules under the Act.
     “Trustee” shall have the meaning provided in Schedule I to the Terms Agreement.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
     “U.S. GAAP” shall mean generally accepted accounting principles in the United States or such other generally accepted accounting principles as the Company may in the future adopt for purposes of financial statement reporting.
[Remainder of Page Intentionally Left Blank]

1-21

EXHIBIT A
PALL CORPORATION
(a New York corporation)
Debt Securities
TERMS AGREEMENT
Date: [                      ]
TO: PALL CORPORATION
25 Harbor Park Drive
Port Washington, New York 11050
Attention: General Counsel
     Each Underwriter severally agrees, subject to the terms and provisions of the Underwriting Agreement (the “Agreement”), which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Debt Securities set forth opposite its name in the table below. General terms applicable to the transactions contemplated in this Agreement are set forth in Schedule I hereto. A description of the final terms of Debt Securities subject to this Agreement are set forth in Schedule II hereto. Capitalized terms not otherwise defined shall have the same meaning as given in the Agreement.

Name	Principal Amount of Debt Securities
$_________

$_________
[Signature Page to Follow]

A-1

By
Name:
Title:

By
Name:
Title:

[Acting on behalf of themselves and the other named Underwriters listed in Schedule I hereto.]
Accepted:

PALL CORPORATION
By
Name:
Title:

A-2

Schedule I to the Terms Agreement
GENERAL TERMS
Representatives:
Underwriters:
Counsel for Underwriters and Address:
Trustee:
Applicable Time:
Closing Date and Time:
Closing Location:
Address for Notices to the Underwriters:
*   *   *
Term Sheet: [The Company will prepare and file a final term sheet relating to the Securities as contemplated in Section 5(b) of the Agreement.]
Disclosure Package:
[(i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Effective Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) if applicable, the final term sheet prepared and filed pursuant to Section 5(b) of the Agreement, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.]
Indenture:
The indenture, dated as of [                ], between the Company and the Trustee[, as supplemented by one or more supplemental indentures][, together with the supplemental indenture, dated as of [                ], between the Company and the Trustee,] with respect to the Debt Securities (the “Indenture”).
Indemnity:

Schedule I-1

For purposes of Section 8 of the Agreement, the following statements in the Disclosure Package and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus:
[(i) statements set forth in the last paragraph of the cover page regarding delivery of the Securities;
(ii) the list of Underwriters and their respective participation in the sale of the Securities;
(iii) the sentences related to concessions and reallowances; and
(iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids;
in each case appearing in any Preliminary Prospectus and the Final Prospectus.]
Representations and Warranties:
The following statements in the Disclosure Package and the Final Prospectus are the ones to which Section 1(h) of the Agreement applies:

Schedule I-2

Schedule II to the Terms Agreement
DEBT SECURITIES
Title of Debt Securities:
CUSIP/ISIN:
Principal amount to be issued: $
Current ratings:
Interest rate:                 %
Interest payment dates:
Date of maturity:
[Currency of denomination:
Currency of payment:
Form and denomination:
Overseas paying agent: ]
[Reference price:
Conversion premium:
Initial conversion price:
Initial conversion ratio:
Put options for holders:
Adjustment to conversion ratio
      upon a make-whole event:]
Redemption provisions:
Sinking fund requirements:
Ranking:

Schedule II-1

Listing:
Other provisions:
Underwriting discount:                 %.
Public offering price:                 %, plus accrued interest, or amortized original issue discount, if any, from [            ].
Purchase price:                 %, plus accrued interest, or amortized original issue discount, if any, from [ ] (payable in next day funds).
Proceeds net of aggregate
      underwriting discount:
Total net proceeds:

Schedule II-2

Schedule III to the Terms Agreement
Schedule of Free Writing Prospectuses included in the Disclosure Package
a. Issuer Free Writing Prospectuses
b. Free Writing Prospectuses

Schedule III-1

EXHIBIT B-1
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP
Ladies and Gentlemen:
          We have acted as special counsel to Pall Corporation, a New York corporation (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form S-3 (No. 333-                ), of $[amount] aggregate principal amount of [interest rate]% Senior Notes due [year] (the “Securities”) to be issued under an indenture dated as of June 15, 2010 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([date]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated June 15, 2010 included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 6(b) of the Underwriting Agreement dated [date], in the form in which it was incorporated into the Terms Agreement dated [date] (together, the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”).
          In arriving at the opinions expressed below, we have reviewed the following documents:
(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Pricing Prospectus, the documents incorporated by reference therein and the documents attached as Annex I hereto;

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	a facsimile copy of the Securities in global form as executed by the Company and authenticated by the Trustee;

B1-1

(f)	an executed copy of the Indenture and the [Company Order] [indenture[s] supplemental thereto] dated [date], establishing the terms of the Securities in accordance with Sections 2.01 and 3.01 of the Indenture; and

(g)	the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement, including copies of the Company’s Restated Certificate of Incorporation and By-Laws certified by the Secretary of State of the State of New York and the corporate secretary of the Company, respectively.
In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement).
          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
          1. The Company is validly existing as a corporation in good standing under the laws of the State of New York.
          2. The Company has corporate power to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and the Company has corporate power to issue the Securities, to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.
          3. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company, and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of the Company.
          4. The execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Company, and the Securities have been duly executed and delivered by the Company and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.
          5. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

B1-2

          6. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement will not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws).
          7. No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement and the Final Prospectus.
          8. The statements under the headings “Description of [Securities]” and “Description of Debt Securities” in the Pricing Prospectus considered together with the documents attached as Annex I hereto and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.
          9. The statements under the heading [“Certain United States Federal Tax Considerations”] in the Pricing Prospectus and the Final Prospectus, insofar as such statements purport to summarize certain federal tax laws of the United States, constitute a fair summary of the principal U.S. federal tax consequences of an investment in the Securities.
          Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of New York and on a telephonic confirmation from such Secretary of State. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.
          We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that numbered paragraph 4 of this opinion letter may be relied upon by the Trustee, in its

B1-3

capacity as such. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By
, a Partner

B1-4

EXHIBIT B-2
Form of Negative Comfort Letter of Cleary Gottlieb Steen & Hamilton LLP
Ladies and Gentlemen:
          We have acted as special counsel to Pall Corporation, a New York corporation (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form S-3 (No. 333-___), of $[amount] aggregate principal amount of [interest rate]% Senior Notes due [year] (the “Securities”) to be issued under an indenture dated as of June 15, 2010 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([date]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein and Exhibit 25, is herein called the “Registration Statement;” the related prospectus dated June 15, 2010 included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished pursuant to Section 6(b) of the Underwriting Agreement dated [date], in the form in which it was incorporated into the Terms Agreement dated [date] between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”).
          Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them and the documents attached as Annex I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the documents attached as Annex I hereto (except to the extent expressly set forth in numbered paragraphs 6 and 7 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the documents attached as Annex I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.

B2-1

          However, in the course of our acting as special counsel to the Company in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents attached as Annex I hereto, we participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and the documents attached as Annex I hereto, and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.
          Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:
               (a) The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus that are not filed or described as required.
               (b) The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
               (c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
               (d) No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the documents attached as Annex I hereto (except in each case the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to

B2-2

which we express no view), at the time of execution of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (e) No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except in each case the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the date thereof and hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          We confirm to you that (a) based solely upon email confirmation of receipt of the filing and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon a telephonic confirmation from a representative of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.
          We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By
, a Partner

B2-3

EXHIBIT B-3
Form of Opinion of In-House Counsel for the Company
Ladies and Gentlemen:
     I am the Senior Vice President, General Counsel and Corporate Secretary of Pall Corporation, a New York corporation (the “Company”), and I am delivering this letter to you pursuant to Section 6(c) of the Underwriting Agreement dated [date], in the form in which it was incorporated into the Terms Agreement dated [date] (together, the “Underwriting Agreement”) between the Company and [Underwriter] and [Underwriter], as the Representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), in connection with the Company’s offering pursuant to a registration statement on Form S-3 (No. 333-___), of $[amount] aggregate principal amount of [interest rate]% Senior Notes due [year] (the “Securities”), to be issued under an indenture dated as of June 15, 2010 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee. Such registration statement, as amended as of its most recent effective date ([date]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated June 15, 2010 included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [date], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” The term “NYBCL” means the Business Corporation Law of the State of New York, as currently in effect.
     In connection with the opinions expressed below, I or lawyers on the legal staff of the Company or its subsidiaries working under my supervision have (i) made such investigations of law as I have deemed necessary or appropriate as a basis for such opinions, (ii) examined and relied on the originals, or copies certified or otherwise identified to my or their satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and others as I have deemed necessary or appropriate for the purposes of such opinions, (iii) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to me. In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity and completeness of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I or lawyers working under my supervision have examined, (c) the conformity to authentic originals and completeness of all documents submitted to me as certified, conformed or reproduction copies and (d) the legal capacity of all natural persons executing documents.
     Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth herein, I am of the opinion that:
1. The Company is validly existing and in good standing under the laws of the State of New York, with the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the documents attached as Annex I hereto, and the Final Prospectus, as amended or supplemented.
2. Except as described in the Pricing Prospectus and the Final Prospectus, there is no action, suit or proceeding pending, nor, to the best of my knowledge, is there any action, suit or proceeding threatened against the Company and its subsidiaries that, individually or in the aggregate, (a) might reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”), (b) is required to be disclosed in the Registration Statement or (c) would have a material adverse effect on the ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture or the Securities.
3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
4. The issue and sale of the Securities and the compliance by the Company with the Underwriting Agreement with respect to the Securities do not, and the consummation of the transactions therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (b) result in any violation of the provisions of (i) the Restated Certificate of Incorporation or By-Laws of the Company or (ii) any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its properties; except, in the case of clauses (a) and (b)(ii), for such violations that would not have a Material Adverse Effect; provided that I express no opinion in this paragraph (4) with respect to state securities laws or the antifraud provisions of the United States federal securities laws.
     The opinion set forth in paragraph (4) as to the performance by the Company of its obligations in accordance with the Underwriting Agreement or the Indenture is based solely upon the facts and circumstances as they exist on the date hereof and is rendered as if the Company had performed such obligations on the date hereof.
     I am a member of the bar of the State of New York and I do not express any opinion herein concerning the laws of any jurisdiction other than the NYBCL and the federal laws of the United States of America.

     The opinions expressed herein are solely for your benefit in your capacity as Representatives of the Underwriters in connection with the offering of the Securities and, without my prior written consent, this opinion letter may not be disclosed to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of facts, circumstances, changes of law, or other events or developments that hereafter may occur or be brought to my attention and that may alter or modify the opinions expressed herein.
Very truly yours,
Senior Vice President, General Counsel and
Corporate Secretary